Exhibit 107

Calculation of Filing Fee

424(b)(5)

(Form Type)

Terreno Realty Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	Equity	Common stock, $0.01 par value per share	415(a)(6)	(1)	—	$305,814,934	—	—	S-3	333-252953	February 10, 2021	$33,700.81 (1)

	Total Offering Amounts					$305,814,934		$(1)

	Total Fees Previously Paid							$(1)

	Total Fee Offsets							—

	Net Fee Due							$0

(1)

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), securities with an aggregate offering price of $305,814,934 registered hereunder are unsold securities that were initially registered pursuant to the registration statement on Form S-3 (File No. 333-252953) filed by Terreno Realty Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on February 10, 2021. The registration fee with respect to such securities, totaling $33,700.81, was previously paid when the prospectus supplement relating to such securities was filed with the SEC pursuant to Rule 424(b)(5) on September 6, 2023 and such registration fee will continue to be applied to the unsold securities.

In accordance with Rules 456(b) and 457(r) under the Securities Act, this “Calculation of Filing Fee” table shall be deemed to update the “Calculation of Filing Fee” table filed as Exhibit 107 to the Company’s registration statement on Form S-3 filed on February 9, 2024.